UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 29, 2022 (April 25, 2022)

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-31568	04-2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A LIMITED PARTNERSHIP UNITS	NEN	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 25, 2022, Martina Alibrandi was appointed to the Board of Directors of NewReal,Inc. and as a member of the Audit Committee of the NewReal, Inc.Board. NewReal,Inc.is the General Partner of the Partnership.

Ms.Alibrandi is the founder and principal of Martina N. Alibrandi CPA, PC (since 1987), a CPA firm that specializes in tax preparation and planning for mid-size businesses and high net worth individuals. Ms. Alibrandi is a licensed CPA in Massachusetts; a graduate of Boston College, Carroll School of Management, earning a B.S degree in accounting. Ms. Alibrandi worked for Ernst & Young in New York and Boston (1981-1987) before starting her own accounting practice; New England Realty Associates (NERA) was a client of Ms. Alibrandi (1989-2014), involved in the preparation of the quarterly and annual filings to the SEC. Ms Alibrandi was the Chief Operating Officer of MediVector, Inc. a Boston based drug development company (2014 – 2016); a Board Member and Treasurer of Sancta Maria Nursing Facility in Cambridge (since 2021); and a leasing consultant to Sancta Maria Nursing Facility (since 2018) which involves the leases of commercial space at the facility. Based on Ms. Alibrandi’s extensive business experience, she has the requisite experience, qualifications, capabilities and skills necessary to serve as a member of the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

By:	NewReal, Inc., its General Partner

By	/s/ Ronald Brown
Ronald Brown, its President

Date April 29, 2022

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